
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Columbia Futures Fund and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-END>                               DEC-31-2000
<CASH>                                       7,719,952
<SECURITIES>                                         0
<RECEIVABLES>                                   32,640<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                               8,605,694<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                 8,605,694<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             1,479,080<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               772,462
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                706,618
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                            706,618
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   706,618
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $32,640.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $853,102.
<F3>Liabilities include redemptions payable of $22,145, accrued management fees of $14,234 and administrative expenses payable of $65,078.
<F4>Total revenues include realized trading revenue of $582,252, net change in unrealized of $518,814 and interest income of $378,014.


